EXHIBIT 3.1

Articles of
Incorporation
(PURSUANT TO NRS 78)

1. Name of Corporation	WildCap Energy Storage Devices, Inc.

2. Resident Agent Name and Street Address:	NAME Business Filings Incorporated

	PHYSICAL STREET ADDRESS	CITY	STATE	ZIP
	6100 Neil Road, Suite 500	Reno	NEVADA	89511

	ADDITIONAL MAILING ADDRESS	CITY	STATE	ZIP

3. Shares:	Number of shares with par value: 100,000,000	Par value: $0.001	Number of shares without par value: 0

4. Names. Addresses. Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 1 member whose names and addresses are as follows:

1. NAME Frederick Rogers

	STREET ADDRESS	CITY	STATE	ZIP
	4340 Von Karman Avenue	Newport Beach	CA	92660

2. NAME
	STREET ADDRESS	CITY	STATE	ZIP

5. Purpose	The purpose of this corporation shall be:
All lawful business

6. Names. Addresses and Signatures of Incorporators:	The Nevada Company, Terese Coulthard, Asst. Sec.
	NAME	/s/ Terese Coulthard
Signature

	STREET ADDRESS	CITY	STATE	ZIP
	8025 Excelsior Drive, Suite 200	Madison	WI	53717

7. Certificate of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above names corporation.

/s/ Terese Coulthard
	Authorized Signature of Resident Agent or Resident Agent Company			Date: June 15, 2007

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